EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     THREE MONTHS ENDED
                                                             JULY 31, 1998        JULY 31, 1999

Basic earnings per share:

      Net income                                               $26,067              $40,401
                                                               =======              =======

Weighted average number of outstanding common shares            65,763               70,291
                                                               =======              =======

Basic earnings per share                                       $  0.40              $  0.57
                                                               =======              =======


Diluted earnings per share:

      Net income                                               $26,067              $40,401
                                                               =======              =======


Weighted average number of outstanding common shares            65,763               70,291
Additional shares assuming exercise of stock options             5,882                6,818
                                                               -------              -------

Weighted average number of outstanding common shares
      assuming full dilution                                    71,645               77,109
                                                               =======              =======

Diluted earnings per share                                     $  0.36              $  0.52
                                                               =======              =======


                            Page 18 of 19 Total Pages

                                                                      EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                SIX MONTHS ENDED
                                                                    JULY 31, 1998               JULY 31, 1999

Basic earnings per share:

      Net income                                                      $     50,037              $      76,038
                                                                      ============              =============

Weighted average number of outstanding common shares                        65,499                     69,889
                                                                      ============              =============

Basic earnings per share                                              $       0.76              $        1.09
                                                                      ============              =============


Diluted earnings per share:

      Net income                                                      $     50,037              $      76,038

      Interest expense on Convertible Subordinated
        Debentures, net of tax                                                   -                      9,814
                                                                      ------------              -------------

      Adjusted net income                                             $     50,037              $      85,852
                                                                      ============              =============


Weighted average number of outstanding common shares                        65,499                     69,889
Additional shares assuming exercise of stock options                         5,628                      6,706
Additional shares assuming conversion of Convertible
  Subordinated Debentures                                                        -                     10,747
                                                                      ------------              -------------

Weighted average number of outstanding common shares
      assuming full dilution                                                71,127                     87,342
                                                                      ============              =============

Diluted earnings per share                                            $       0.70              $        0.98
                                                                      ============              =============

                            Page 19 of 19 Total Pages